UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON D.C. 20549



                               FORM 8-K



                            CURRENT REPORT



               PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934


                           October 4 , 1996
         Date of Report (Date of earliest event reported)


              MID-AMERICA APARTMENT COMMUNITIES, INC.
        (Exact Name of Registrant as Specified in Charter)



TENNESSEE                         1-12762                    62-1543819
(State of Incorporation)   (Commission File Number)      (I.R.S. Employer
                                                      Identification Number)




                  6584 POPLAR AVENUE, SUITE 340
                    MEMPHIS, TENNESSEE 38138
           (Address of principal executive offices)

                        (901) 682-6600
        Registrant's telephone number, including area code




        -----------------------------------------------------
       (Former name or address, if changed since last report)

Item 5. Other Events

Memphis, October 11, 1996: Mid-America Apartment Communities, Inc. (NYSE: MAA) today announced via this Form 8-K some preliminary performance indicators for its third quarter.

The Company achieved its third quarter occupancy goal of 98.1% at September 30, up from 96.9% for the same period a year ago. This represents a record occupancy at its properties. Eric Bolton, Chief Operating Officer, said
"we believe that the achievement of our occupancy goal as planned for the end of the Third Quarter will help us to maintain strong performance for the balance of the year and for the first quarter of 1997. We expect Third Quarter operating expenses will be higher than in the second quarter in part due to seasonal effects and in part due to this increased leasing activity (as they were for the equivalent periods in 1995), and that the full revenue benefit will not be realized until this and ensuing quarters. We are pleased with the success of our previously-announced plan".

Average Rate per unit for the total portfolio increased by 4.2% from the same period a year ago.

THIS FORM 8-K CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 WHICH ARE INTENDED TO BE COVERED BY THE SAFE HARBORS CREATED THEREBY. RISKS AND UNCERTAINTIES AFFECTING THESE STATEMENTS ARE REFERENCED IN THE COMPANY'S PROSPECTUS FILED MAY 14, 1996 AND PROSPECTUS SUPPLEMENT AND FORM 10-Q FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           						MID-AMERICA APARTMENT COMMUNITIES, INC.



Date:  October 4, 1996          	      /s/ SIMON R.C. WADSWORTH
       ---------------------           ------------------------------
                               								Simon R.C. Wadsworth
                               								Executive Vice President
				                               				(Principal Financial and
                                        Accounting Officer)